UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 28, 2022

GX Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-40226	85-3189810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of the Americas, 28th Floor

New York, NY 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 616-3700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-third of one Redeemable Warrant	GXIIU	The Nasdaq Stock Market LLC

Class A Common Stock, $.0001 par value per share	GXII	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Class A common stock, each whole Warrant exercisable for $11.50 per share	GXIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 28, 2022, GX Acquisition Corp. II (the “Company”) held its 2022 annual meeting of stockholders (the “Meeting”). At the Meeting, stockholders (i) re-elected one director to serve as the Class I director on the Company’s board of directors (the “Board”) until the 2025 annual meeting of stockholders or until his successor is duly elected and qualified and (ii) ratified the selection by the audit committee of the Board of Marcum LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

Hillel Weinberger was re-elected to serve as the Class I director. The voting results were as follows:

	For	Abstain	Broker Non-Votes
Hillel Weinberger	17,810,543	8,924,632	6,192,047

Proposal No. 2 – Ratification of independent registered public accounting firm

The Company’s stockholders ratified the selection of Marcum LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The voting results were as follows:

For	Against	Abstain
32,899,672	25,254	2,296

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2022	GX Acquisition Corp. II

	By:	/s/ Andrea J. Kellett
		Name:	Andrea J. Kellett
		Title:	Chief Financial Officer

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